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                                                                Exhibit 23.1

ERNST & YOUNG LLP                             1300 Chiquita Center
                                              250 East Fifth Street
                                              Cincinnati, Ohio
                                              Phone: 513-621-6454


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Provident Bancorp, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 18, 1996, with respect to the consolidated financial statements of Provident Bancorp, Inc included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

December 23, 1996